Exhibit 10.19

BOARD OF DIRECTORS AGREEMENT

THIS BOARD OF DIRECTORS AGREEMENT (the “Agreement”) is made effective as of March 12, 2021 (the “Effective Date”), by and between MOBIX LABS, INC., a Delaware corporation (the “Company”), and KURT BUSCH (the “Director”).

RECITALS

A.The Company desires to obtain the services of the Director to serve on the Company’s Board of Directors (the “Board”), and the Director desires to serve on the Board.

B.The Director possesses substantial skill and business experience that the Company considers valuable, and the Company is willing to compensate the Director for his services subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.Position. The Board of Directors hereby appoints the Director to serve as a Board Member as of the Effective Date until the next annual meeting of the Company’s shareholders or until his earlier resignation, removal, or death (the “Term”). This Agreement shall be automatically renewed on the date of the Director’s reelection or appointment as a member of the Board for the period of such new term unless the Board specifically determines not to renew this Agreement. The Director hereby accepts the appointment as a member of the Board and agrees to serve as a director for the Term and in the manner described herein.

2.Position, Duties, Responsibilities.

2.1.Duties.  The Director agrees to use best efforts to undertake the following (collectively, “Services”):

(a)

providing the services and discharging the responsibilities required of a director under the Certificate of Incorporation and Bylaws of Company, as they may be amended from time to time (the “Certificate and Bylaws”), federal securities laws, and other state, federal, governmental, and quasi-governmental statutes, rules, regulations, and orders, as applicable;

(b)

attending scheduled meetings of the Board, either in person or by conference telephone, and when called upon, interfacing with officers, employees, consultants, and other directors of Company and with other parties having business relationships with Company at reasonable times and coordinated with the Director’s other time commitments;

(c)

participating as a full voting member of the Board setting overall objectives, approving plans and programs of operation, formulating general policies, offering advice and counsel, serving on committees of the Board, and reviewing management performance;

(d)

complying with Company’s rules, policies, and practices as they may from time to time be adopted or modified, including, on a continuing basis, disclosing any relationships of the Director that might have a direct or indirect similarity or conflict with the scientific or business activities of Company; and

(e)	representing the stockholders and the interests of the Company as a fiduciary.

2.2.Fiduciary.  In fulfilling his responsibilities, the Director shall be charged with a fiduciary duty to the Company and all of its shareholders. The Director shall be attentive and inform himself of all material facts regarding a decision before taking action. In addition, the Director’s actions shall be motivated solely by the best interests of the Company and its shareholders. The Director shall not allow any other person or entity to perform any of the Services for or instead of the Director. The Director shall comply with the statutes, rules, regulations, and orders of any governmental or quasi-governmental authority, which are applicable to the Company and the performance of the Services, and Company’s rules, regulations, and practices as they may from time- to-time be adopted or modified.

2.3.Other Activities.  The Director may be employed by another company, may serve on other boards of directors or advisory boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate the Director’s obligations under this Agreement or the Director’s fiduciary obligations to the Company’s shareholders. The Director represents that the Director has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and the Director agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict without the approval of a majority of the Board of Directors. If, at any time, the Director is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, the Director will promptly notify the Board of such obligation prior to making such disclosure or taking such action.

2.4.No Conflict.  The Director will not engage in any activity that creates an actual or perceived conflict of interest with Company, regardless of whether such activity is prohibited by Company’s conflict of interest guidelines, if adopted, or this Agreement, and the Director agrees to notify the Board of Directors before engaging in any activity that could reasonably be assumed to create a potential conflict of interest with Company. Notwithstanding the provisions of this Section 2, the Director shall not engage in any activity that is in direct or indirect competition with the Company or serve in any capacity (including, but not limited to, as an employee, consultant, advisor, or director) in any company or entity that competes directly or indirectly with the Company, as reasonably determined by a majority of Company’s board members, without the approval of the Board of Directors.

3.Compensation, Benefits, Expenses.

3.1.Stock Options.  The Company shall grant the Director the option to purchase Twenty Thousand (20,000) shares of the Company’s Common Stock (the “Option”) under the Mobix Labs, Inc. 2020 Equity Incentive Plan (the “Plan”). Options for all the shares granted shall fully vest over a period of twelve (12) months as follows: (i) 8,000 shares shall vest immediately, and (ii) remaining 12,000 Option Shares shall vest at the rate of 1,000 shares per month on the last day of each month over 12 consecutive months, beginning on the last day of the month on which the Options are awarded. The Options shall be awarded pursuant to a Stock Option Agreement, a copy of which has been delivered or is available to the Director. The Exercise Price of such Options shall be no less than the fair market value at the time such Options are awarded. The Director shall be entitled to annual compensation in a form and amount determined by the Board of Directors upon reelection to the Board.

3.2.Reimbursement of Expenses.  The Company shall promptly reimburse the Director for any reasonable costs and expenses incurred by the Director in connection with any of the Services specifically requested by the Company and actually performed by the Director pursuant to the terms of this Agreement. The Director shall obtain consent of the Company before incurring expenses greater than $500 and shall furnish the Company with adequate records and other documents reasonably acceptable to the Company evidencing such expenditure or cost.

4.Company’s Responsibilities.

4.1.Briefings.  The Company shall supply, at no cost to the Director, periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings, any materials required under the Certificate and Bylaws, documentation for any committee of the Board on which the Director serves, and any other materials that may, by mutual agreement, be necessary for performing the Services.

4.2.Access.  The company shall provide the Director reasonable access to books and records of the Company as necessary to enable the Director to fulfill his obligations as a member of the Board.

5.Proprietary Information; Work Product; Non-Disclosure.

5.1.Defined.  The Company has conceived, developed and owns, and continues to conceive and develop certain property rights and information, including but not limited to its business plans and objectives, client and customer information, financial projections, marketing plans, marketing materials, prototypes, designs, architectures and structures, layouts, development tools and instructions, templates, logos, technical data, inventions, processes, know-how, algorithms, formulae, databases, computer programs, source codes, object codes, display screens, intangible assets and industrial or proprietary property rights which may or may not be related directly or indirectly to the Company’s business and all documentation, trade secrets, media or other tangible embodiment of or relating to any of the foregoing and all proprietary rights therein of the Company (all of which are hereinafter referred to as “Proprietary Information”). Although certain information may be generally known in the relevant industry, the fact that the Company uses it may not be so known. In such instance, the knowledge that the Company uses the information would comprise Proprietary Information. Furthermore, the fact that various fragments of information or data may be generally known in the relevant industry does not mean that the manner in which the Company combines them, and the results obtained thereby, are known. In such instance, that would also comprise Proprietary Information.

5.2.General Restrictions on Use.  The Director agrees to hold all Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from the Company’s premises any Proprietary Information (or remove from the premises any other property of the Company), except (i) during the consulting relationship to the extent authorized and necessary to carry out the Director’s responsibilities under this Agreement, and (ii) after termination of the consulting relationship, only as specifically authorized in writing by the Company. Notwithstanding the foregoing, such restrictions shall not apply to: (x) information which the Director can show was rightfully in the Director’s possession at the time of disclosure by the Company; (y) information which the Director can show was received from a third party who lawfully developed the information independently of the Company or obtained such information from the Company under conditions which did not require that it be held in confidence; or (z) information which, at the time of disclosure, is generally available to the public, subject to the limitations imposed by Section 5.1.

5.3.Ownership of Work Product.  All Work Product (as defined herein) shall be considered work(s) made by the Director for hire for the Company and shall belong exclusively to the Company and its designees. If by operation of law, any of the Work Product (as defined herein), including all related intellectual property rights, is not owned in its entirety by the Company automatically upon creation thereof, then the Director agrees to assign, and hereby assigns, to the Company and its designees the ownership of such Work Product, including all related intellectual property rights. “Work Product” shall mean any writings (including Excel, PowerPoint, emails, etc.), programming, documentation, data compilations, reports, and any other media, materials, or other objects produced as a result of the Director’s work or delivered by the Director in the course of performing that work that clearly relates to the Company’s business or technology and has been created by the Director solely in the course of the performance of Services under this Agreement.

5.4.Incidents and Further Assurances.  The Company may obtain and hold in its own name copyrights, registrations, and other protections that may be available to the Director. The Director agrees to provide any assistance required to perfect such protection. The Director agrees to take sure further actions and execute and deliver such further agreements and other instruments as the Company may reasonably request to give effect to this Section 5.

5.5.Return of Proprietary Information.  Upon termination of this Agreement, the Director shall, upon request by the Company, promptly deliver to the Company at the Company’s sole cost and expense, all drawings, blueprints, manuals, specification documents, documentation, source or object codes, tape discs, and any other storage media, letters, notes, notebooks, reports, flowcharts, and all other materials in its possession or under its control relating to the Proprietary Information and/or Services, as well as all other property belonging to the Company which is then in the Director’s possession or under its control. Notwithstanding the foregoing, the Director shall retain ownership of all works owned by the Director prior to commencing work for the Company hereunder, subject to the Company’s nonexclusive, perpetual, paid-up right and license to use such works in connection with its use of the Services and any Work Product.

5.6.Remedies/Additional Confidentiality Agreements.  Nothing in this Section 5 is intended to limit any remedy of the Company under applicable state or federal law. At the request of the Company, the Director shall also execute the Company’s standard “Confidentiality Agreement” or similarly named agreement as such agreement is currently applied to and entered into by the Company’s most recent employees.

6.Non-Compete.  During the Term, the Director shall provide the Company with prior written notice if the Director intends to provide any services, as an employee, consultant, or otherwise, to any person, company, or entity that competes directly with the Company, which written notice shall include the name of the competitor. During the period that is six (6) months after the termination of this Agreement, the Director shall provide the Company with written notice any time that the Director provides any services, as an employee, consultant, or otherwise, to any person, company, or entity that competes directly with the Company.

7.Indemnity.

7.1.Agreement to Indemnify.  The Company hereby agrees to indemnify, keep indemnified and hold harmless, Director and any legal representatives of Director (either an “Indemnitee”) to the fullest extent authorized by California Law and other applicable law as in effect from time to time, from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of counsel, accountants, and other experts), judgments, fines, liability, losses and amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that Director is or was a member of the Board of Directors of the Company, whether or not the cause of such proceeding occurred before or after the date of this Agreement. Notwithstanding the foregoing, but except as provided in Section 7.10 hereof, the Company shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

7.2.Procedure for Indemnification.  Any indemnification claim under this Section shall be made promptly and in any event within 15 days of the Director’s knowledge of any Proceeding, upon the written request of the Indemnitee. If a determination by the Company that the Indemnitee is entitled to indemnification pursuant to this Agreement is required, and the Company fails to respond within 30 days to a written request for indemnity, the Company shall be deemed to have approved the request. If the Company denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 15 days after response (or deemed response) by the Company, the right to indemnification or advances as granted by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction after a final ruling of any dispute resolution arising from this Agreement. The Indemnitee’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. Neither the failure of the Company to have made a determination prior to the commencement of any such action that indemnification of the Indemnitee is proper because the applicable standard of conduct has been met nor an actual determination by the Company, shall be a defense to such action or create a presumption that the Indemnitee has not met the applicable standard of conduct. Determinations required to be made pursuant to this Agreement shall be made by any of the following, the final identification of which shall be at the sole discretion of Indemnitee, to be made after request by the Company: (i) the Board of Directors of the Company, by a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) independent legal counsel in a written opinion, which counsel shall be acceptable to the Indemnitee and such quorum of the Board of Directors, or (iii) arbitration pursuant to Section 8.

7.3.Notice to Company.  Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof, provided that delay in notifying the Company shall not constitute a waiver by Indemnitee of his or her rights hereunder.

7.4.Company to Control Defense.  The Company shall control the defense (including the selection of qualified counsel) of any proceeding against Indemnitee which may give rise to a right of indemnification hereunder, PROVIDED, however, that (a) if the insurance carrier which shall have supplied any D&O Coverage (as defined in Section 7.6 hereof) shall be willing to conduct such defense without any reservation as to coverage, then unless on written application by Indemnitee concurred in by the Board of Directors of the Company, Indemnitee and the Board of Directors deem it undesirable, such insurance carrier shall select counsel to conduct such defense; and (b) in any case involving two or more defendants who are entitled to indemnification by the Company, separate counsel may be used by Indemnitee only to the extent necessary to avoid conflicts of interest.

7.5.Expenses.  In the event of any proceeding against Indemnitee which may give rise to a right of indemnification pursuant to this Agreement, following a written request to the Company by Indemnitee, the Company shall advance to Indemnitee amounts equal to reasonable expenses incurred by Indemnitee in defending such proceeding in advance of the final disposition thereof upon receipt of (i) an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined by the final ruling of an arbitrator that he or she is not entitled to be indemnified by the Company hereunder, in reasonably customary form and (ii) satisfactory documentation as to the amount of such expenses. Indemnitee’s written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory documentation for purposes of subparagraph (ii) hereof absent manifest error.

7.6.Insurance.  The Company shall use all reasonable efforts to provide Indemnitee with Directors and Officers insurance coverage (“D&O Coverage”) providing to Indemnitee coverage no less advantageous than that currently in effect for directors and officers of the Company generally. In the event such coverage is not available to the Company at reasonable cost, the Company shall so notify the Board of Directors as promptly as reasonably practicable and shall obtain the best coverage then available in the insurance industry for such cost.

The Indemnitee shall not settle any matter for which he has sought or intends to seek indemnification hereunder without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable D&O Coverage. If the Indemnitee seeks such approval, but such approval is not granted by such insurance carrier, the Indemnitee shall be entitled to indemnification from the Company to the fullest extent provided by such D&O Coverage or to the fullest extent otherwise provided by this Agreement, whichever shall be greater. The provision of D&O Coverage by an insurance carrier at the expense of the Company or the failure to so provide D&O Coverage shall in no way limit or diminish the obligation of the Company to indemnify Indemnitee as provided elsewhere in this Agreement, which obligation shall be absolute, provided that any amounts actually recovered by Indemnitee from the insurance carrier providing D&O Coverage shall be applied in reduction of amounts otherwise owing by the Company by reason of its indemnification under this Agreement.

7.7.Settlement.  Neither the Company nor Indemnitee shall settle or compromise any proceeding covered by this Agreement without first obtaining written consent to such settlement or compromise from the other, which consent in no event shall be unreasonably withheld.

7.8.Collection Costs.  In the event Indemnitee is required to bring any action to enforce rights or to collect amounts due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses (including reasonable fees and disbursements of counsel) in bringing and pursuing such action.

7.9.Nature of Right.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a Director of the Company. The indemnification rights and the rights to payment of expenses granted to Indemnitee under this Agreement shall not be deemed exclusive of or in limitation of, any rights to which Indemnitee may be or hereafter become entitled under any statute or agreement, the Company’s Articles of Incorporation or By-laws, a vote of stockholders or disinterested directors, or otherwise. The amounts to which Indemnitee is entitled under this Agreement in connection with a proceeding shall be reduced by the amount of any other indemnification or reimbursement of such liability and expense to such person in connection with the same proceeding.

7.10.Exclusions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to:

(a)

indemnify or advance Expenses to Indemnitee with respect to proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; provided, however, that the exclusion set forth in the first clause of this subsection shall not be deemed to apply to any investigation initiated or brought by Indemnitee to the extent reasonably necessary or advisable in support of Indemnitee’s defense of a proceeding to which Indemnitee was, is or is threatened to be made, a party;

(b)

indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, if an arbitrator of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)

indemnify Indemnitee for Expenses to the extent it is determined by a final decision of an arbitrator, to which all rights of appeal have either lapsed or been exhausted, that such indemnification is unlawful;

(d)

indemnify Indemnitee for Expenses on account of Indemnitee’s conduct that is established by a final decision of an arbitrator, to which all rights of appeal have either lapsed or been exhausted, as knowingly fraudulent;

(e)	indemnify Indemnitee for Expenses to the extent such Expenses have been paid directly to Indemnitee by an insurance carrier under an insurance policy maintained by the Company; or
(f)

indemnify Indemnitee in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or any similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such proceeding, the Expenses actually and reasonably incurred by Indemnitee in connection with any such proceeding shall be deemed to be Expenses that are subject to indemnification hereunder.

8.Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or any claim or dispute between the parties to this Agreement, shall be settled by arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and judgment upon the award rendered by the arbitrator(s) may be entered in any Court having jurisdiction thereof. All arbitration proceedings shall be held in Orange County, California, and before a single arbitrator to be selected mutually by the parties. If the parties cannot agree upon an arbitrator, one shall be appointed by AAA, under their rules.

9.Termination.

9.1.Termination.  This Agreement shall automatically terminate upon the death of the Director, upon the Director’s resignation or removal from the Board, or upon failure to win reelection to the Board. The company’s obligation in the event of termination shall be to pay the Director any payments due through the date of termination. Termination shall not relieve either party of its continuing obligation under this Agreement with respect to the confidentiality of Proprietary Information and other provisions which, by their terms or nature, survive termination.

9.2.Resignation.  The Director may resign at any time as a director as provided in the Certificate and Bylaws, as amended. Notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies, or practices of the Company, neither the Director nor the Company shall be required to provide any advance notice or any reason or cause for termination of the Director’s status as a director, except as provided in the Certificate and Bylaws, as amended, and under applicable law.

9.3.Removal.  At any time, the Director may be removed as Board Member as provided in the Company’s Articles of Incorporation, as amended, bylaws, as amended, and applicable law. The Director may resign as Board Member or Director as provided in the Company’s Articles of Incorporation, as amended, bylaws, as amended, or applicable law. Notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies, or practices of the Company, the Company shall not be required to provide any advance notice or any reason or cause for termination of the Director’s status as Board Member, except as provided in the Company’s Articles of Incorporation, as amended, the Company’s bylaws, as amended, and applicable law.

9.4.Effect of Termination as Director.  Upon the Director’s termination, this Agreement will terminate, and the Company shall pay to the Director all compensation and expenses to which the Director is entitled up through the date of termination, and the Director shall be entitled to his rights under any other applicable law. Thereafter, all of the Company’s obligations under this Agreement shall cease.

9.5.Obligations on Termination.  The Director agrees that following termination of this Agreement, the Director shall cooperate with the Company in the winding up or transferring to other directors of any pending work and shall also cooperate with the Company to the extent allowed by law and at the Company’s expense in the defense of any action brought by any third party against the Company that relates to the Services.

10.Miscellaneous.

10.1.Notices.  Any notice, payment, demand, request, or other communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered or given and received (i) on the date personally delivered to the respective party to whom it is directed, or by facsimile, upon confirmation of receipt, (ii) five (5) business days after the date it is sent by domestic registered or certified mail, with postage and charges prepaid and return receipt requested, or (iii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, and addressed to the parties at their addresses as set forth below:

If to the Company:
Mobix Labs, Inc.
Attn: CEO
6 Jenner, Suite 230
Irvine, CA 92618

With copy to Company’s Counsel:
Greenberg Traurig, LLP
18565 Jamboree Road, Suite 500
Irvine, CA 92612
Attn: Raymond A. Lee
Fax: (949) 732-6501
Email: leer@gtlaw.com

If to the Director:
Name:
Address:
City, State, Zip:

10.2.Entire Agreement.  This Agreement and any documents attached hereto as Exhibits constitute the entire agreement and understanding between the parties with respect to the subject matter herein and therein, and supersede and replace any and all prior agreements and understandings, whether oral or written, with respect to such matters. The provisions of this Agreement may be waived, altered, amended, or replaced in whole or in part only upon the written consent of both parties to this Agreement.

10.3.Severability, Enforcement.  If, for any reason, any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions herein shall not be affected thereby.

10.4.Governing Law.  The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California. Venue for any and all disputes arising out of this Agreement shall be the County of Orange, State of California. The Director agrees that the services required under this

Agreement will be performed, in part, in California, and the Director consents to the sole and exclusive personal jurisdiction of the state of California to resolve any dispute with the Company arising from or connected to this Agreement, whether such dispute may arise in tort or contract.

10.5.Injunctive Relief.  The parties agree that in the event of any breach or threatened breach of any of the covenants in Section 5, the damage or imminent damage to the value and the goodwill of the Company’s business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against the Director from any court of competent jurisdiction in the event of any breach or threatened breach of any such provisions by the Director. Any other relief (including damages) available to the Company or the Director under this Agreement or under applicable state or federal law shall be determined by arbitration pursuant to Section 8.

10.6.Publicity.  The Company shall, with prior written approval by the Director, have the right to use the name, biography, and picture of the Director on the Company’s website, marketing, and advertising materials.

IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the Effective Date.

MOBIX LABS, INC.		MEMBER OF THE BOARD OF DIRECTORS

By:	/s/ Keyvan Samini	/s/ Kurt Busch
Keyvan Samini		Kurt Busch
Chief Financing and Operating Officer